                                                                      Exhibit 23

                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the incorporation by reference into the Company's previously filed Registration Statements on Form S-8 (File Nos. 333-49205, 333-64779, 333-69273, 333-39862, 333-39870, and 333-54128) of our report dated
January 22, 2001, with respect to the consolidated financial statements as of December 31, 2000 and the year then ended included in the Tucker Anthony Sutro Annual Report on Form 10-K for the year ended December 31, 2000.


                                             /s/ Ernst & Young LLP

New York, New York
March 21, 2001